Fund Name:     Franklin Tax-Advantaged International Bond Fund
Period Ending:                                             12/31/94    12/31/94

                                                            MAX OFF         NAV
                         1 Yr T.Return:                      -2.12%       2.20%
                         5 Yr T.Return:                          NA          NA
                        10 Yr T.Return:                          NA          NA
                        From Inception:                      38.98%      45.14%
                        Inception Date:                    06/09/90    06/09/90


SEC STANDARD TOTAL RETURN


Franklin Tax-Advantaged International Bond                   AS OF:    12/31/94

                                                          MAX OFFER         NAV

ONE YEAR                                                     -2.12%       2.20%

P=                                                          1000.00     1000.00
T=                                                          -0.0212      0.0220
n=                                                                1           1
ERV=                                                         978.80     1022.00

FIVE YEAR                                                     0.00%       0.00%

P=                                                          1000.00     1000.00
T=                                                           0.0000      0.0000
n=                                                                5           5
ERV=                                                        1000.00     1000.00

TEN YEAR                                                      0.00%       0.00%

P=                                                          1000.00     1000.00
T=                                                           0.0000      0.0000
n=                                                               10          10
ERV=                                                        1000.00     1000.00

FROM INCEPTION                               06/09/90         7.47%       8.50%

P=                                                          1000.00     1000.00
T=                                                           0.0747      0.0850
n=                                                           4.5671      4.5671
ERV=                                                        1389.61     1451.48

AGGREGATE TOTAL RETURN


1 YEAR                                                       -2.12%       2.20%
5 YEAR                                                           NA          NA
10 YEAR                                                          NA          NA
FROM INCEPTION                                               38.98%      45.14%

30-DAY SEC YIELD                                                          8.54%
30-DAY SEC YIELD W/O WAIVER                                               7.77%
FISCAL YEAR-END DISTRIBUTION RATE (ON                                     7.89%
MAX OFFERING)
FISCAL YEAR-END DISTRIBUTION RATE (ON                                     8.24%
NAV)


    FUND #154
    FRANKLIN TAX-ADVANTAGED INTERNATIONAL BOND FUND
    For the period ended 12/31/94

    SEC - YIELD CALCULATION



    a = interest/dividends earned                     171,664

    b = expenses accrued                                6,134

    c = avg # of shares o/s                         2,102,169

    d = maximum offering price                         11.260





    CALIFORNIA TAX FREE INCOME FUND




    15-Feb-95

                                   a - b
        SEC Yield= 2[(---------------------------------- + 1) -1]
                                    cd


                                 171,664  -        6,134      6
                 = 2[(----------------------------------- + 1) -1]
                               2,102,169  *       11.260


                                 165,530            6
                 = 2[(------------------------- + 1) -1]
                              23,670,423


                                            6
                 = 2[(  1.00699311543438   ) -1]


                 = 2(  1.04269912331172  - 1)


                 =         0.0853982466


                 =                 8.54%